As filed with the Commission on October 29, 1999            File No.

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                 (Name of small business issuer in its charter)

          Delaware                                             68-0195770
--------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


                   629 J Street, Sacramento, California 95814
               ----------------------------------------------------
              (Address and zip code of principal executive offices)

          ALTERNATIVE TECHNOLOGY RESOURCES, INC. 1997 STOCK OPTION PLAN
                 NONSTATUTORY STOCK OPTION FOR EDWARD LAMMERDING
                            (Full title of the plan)

                 James W. Cameron, Jr., Chief Executive Officer
                     Alternative Technology Resources, Inc.
                                  629 J Street
                          Sacramento, California 95814
                                  916-325-9370
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                               Daniel B. Eng, Esq.
                           Bartel Eng Linn & Schroder
                          300 Capitol Mall, Suite 1100
                          Sacramento, California 95814
                             Telephone: 916-442-0400

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed       Proposed
                                                       maximum        maximum
                                                      offering       aggregate
        Title of securities           Amount to be    price per   offering price      Amount of
         to be registered              registered       share                     registration fee
Common Stock, par value $0.01          3,020,000       $1.86(1)     $5,617,200        $1,562
=================================== =============== ============= ==============  =================


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933 based on the average high and low prices as of October 26, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information. *

Item 2.        Small Business Issuer Information and Employee Plan Annual
               Information. *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 424 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following  documents,  filed with the Securities and Exchange
Commission  (the   "Commission")  by  the  small  business  issuer,  are  hereby incorporated by reference in this Registration Statement:

               1. The small business issuer's Annual Report on Form 10-KSB for the year ended June 30,1999.

               All documents subsequently filed by the small business issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify its directors, officers, employees and agents under certain circumstances. Article Seventh of the small business issuer's Amended and Restated Certificate of Incorporation provides that the small business issuer shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. Article Sixth of the Amended and Restated Certificate of Incorporation further provides that no director of the small business issuer shall be personally liable to the small business issuer or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of the director's duty of loyalty to the small business issuer or its stockholders, (2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

               See Index to Exhibits.

Item 9.        Undertakings.

               (a) The undersigned small business issuer hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the small business issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the small business issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on October 25, 1999.

                                         ALTERNATIVE TECHNOLOGY RESOURCES, INC.



                                         By: /s/ JAMES W. CAMERON, JR.
                                         ---------------------------------------
                                         James W. Cameron, Jr.
                                         Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

          Signatures                                                 Date


/s/ JAMES W. CAMERON, JR.
------------------------------------------                     October 25, 1999
James W. Cameron, Jr., Chief Executive
Officer and Director (Principal Executive
Officer)


/S/ EDWARD L. LAMERDING
------------------------------------------                     October 25, 1999
Edward L. Lammerding, Chairman of the Board
(Principal Financial and Accounting Officer)


/S/ THOMAS W. O'NEIL, JR.
------------------------------------------                     October 25, 1999
Thomas W. O'Neil, Jr., Director


/S/ W. ROBERT KEEN
------------------------------------------                     October 25, 1999
W. Robert Keen, Director

                            ALTERNATIVE TECHNOLOGY RESOURCES, INC.


                                      INDEX TO EXHIBITS


Exhibit
   No.                    Description

   5.1                    Opinion of Bartel Eng Linn & Schroder

  23.1                    Consent of Ernst & Young

  23.2                    Consent of Bartel Eng Linn & Schroder
                          (included in Exhibit 5.1)